Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 15, 2017 on the consolidated financial statements of Sterling Bancorp, Inc. appearing in the Registration Statement on Form S-1 (No. 333-221016), as amended, of Sterling Bancorp, Inc.

/s/ Crowe Horwath LLP

Grand Rapids, Michigan

November 21, 2017